UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

ROKK3R INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28453	75-2610236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2121 NW 2nd Avenue #203, Miami, FL 33127
(Address of principal executive offices, including zip code)

(305) 259-6637
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2018, Rokk3r Inc. (the “Company”) and Firstfire Global Opportunities Fund, LLC (“Firstfire”) entered into an Amendment to Settlement Agreement and Stipulation (the “Firstfire Amendment”) to amend the Settlement Agreement and Stipulation they previously entered into on November 15, 2017 (the “Settlement Agreement”). Pursuant to the terms of the Firstfire Amendment, the Company agreed to issue to Firstfire 1,000,000 shares (the “Settlement Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) in full settlement of the claims set forth in the Settlement Agreement. The amount of Settlement Shares includes 250,000 shares of Common Stock previously issued to Firstfire and an additional 750,000 shares to be issued by the Company upon approval of the Firstfire Amendment by the Circuit Court of Broward County, Florida (the “Court”). The Company and Firstfire agreed to submit the Firstfire Amendment to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. Upon approval by the Court, the Settlement Shares will be issued as freely trading securities pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

The number of Settlement Shares is subject to proportional adjustment in the event we issue or sell shares of the Company’s Common Stock for a consideration per share less than $0.64, or issue options, warrants or other securities convertible or exchange for shares of the Company’s Common Stock at a conversion or exercise price less than $0.64 per share, exclusive of certain issuances for compensation, existing agreements, acquisitions, issuances to contractors and vendors that are not for capital raising purposes. If any of these events should occur (other than the excluded events), the number of Settlement Shares will be increased in proportion to the amount of the per share issuance price below $0.64.

In addition, upon issuance of the Settlement Shares, Firstfire will enter into an 18 month lock up agreement whereby it has agreed not to sell any shares of the Common Stock it beneficially owns except as follows: (i) 25,000 shares during each consecutive month for a period of three consecutive months commencing on the first full month after the date the Firstfire Amendment is approved by the Court (the “Order Date”), (ii) 50,000 shares per month for a period of three consecutive months commencing on the fourth month after the Order Date; (iii) 75,000 shares per month for a period of three consecutive months commencing on the seventh month after the Order Date; and (iv) 100,000 shares each month for a period of three months commencing on the tenth month after the Order Date. If, however, the dollar value of shares sold by First during the 18-month lock-up period exceeds $500,000, then the number of shares that may be sold during each month during the six consecutive months after such period shall be limited to 40,000.

In addition, the Company agreed to reserve during the 18-month lock-up period 3,000,000 shares of its common stock subject to increase at the rate of three times the increase in the number of Settlement Shares if such amount is increased as a result of the anti-dilution protection discussed above.

The foregoing description of the Firstfire Amendment does not purport to be complete and is qualified in its entirety by this agreement, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 15, 2018, the Company agreed to issue to Firstfire 1,000,000 shares of the Company’s Common Stock (the “Settlement Shares”) pursuant to the Firstfire Amendment upon approval of the Court as disclosed in Item 1.01 of this Current Report, which is incorporated by reference into this Item 3.02.

The shares of Common Stock comprising the Settlement Shares are expected to be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended, (“Securities Act”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Settlement Agreement and Stipulation between Rokk3r Inc. and Firstfire Global Opportunities Fund, LLC dated June 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rokk3r Inc.

Date: June 21, 2018	By:	/s/ Nabyl Charania
Name: Nabyl Charania
Title: Chief Executive Officer

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